Exhibit 99

ADVANCED DRAINAGE SYSTEMS ANNOUNCES FISCAL FIRST QUARTER 2015 RESULTS

HILLIARD, Ohio – (September 3, 2014) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the fiscal first quarter ended June 30, 2014.

Fiscal First Quarter 2015 Highlights

•	Quarterly net sales increased 12.0%

•	Adjusted EBITDA of $49.2 million

•	Earnings per diluted share of $(0.09)

•	Adjusted earnings per fully converted share of $0.25

•	Company provides fiscal year 2015 guidance

Joseph A. Chlapaty, Chairman and Chief Executive Officer of ADS commented, “I am pleased with our performance this quarter as we delivered strong top line growth aided by solid order activity in the domestic non-residential and residential construction markets. Although we are cautiously optimistic about the strength and pace of recovery in the U.S. housing market, we are not reliant on the residential market for growth and have performed well in all economic and housing market cycles. Our strong results this quarter extend our long track record of delivering above-market growth, underscore the strength of our competitive position and demonstrate our continued track record in driving material conversion.”

Chlapaty added, “We are extremely proud of the success our Company has achieved over the past fifty years, and most recently in our first quarter prior to the completion of our successful IPO in late July. However, we are even more excited about our future. As we move further into fiscal 2015, we are focused on executing our strategic growth plan, which centers on driving market conversion and utilizing our Allied Products to deliver holistic solutions. These initiatives, coupled with the ongoing recovery in the construction markets, positions us well to continue to gain market share while enhancing our significant operating leverage over time.”

Fiscal First Quarter 2015 Results

Net sales were $328.3 million for the fiscal first quarter of 2015, a 12.0% increase compared to fiscal first quarter 2014 net sales of $293.1 million. The growth this quarter was primarily driven by improved demand in the domestic construction markets for both Pipe and Allied Products, which offset slower demand in the international markets in which we operate. Allied Products sales increased 13.4% compared to prior year sales of continuing products (excluding $2.9 million of Allied Product lines sold in fiscal 2014).

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Gross profit increased $6.0 million, or 9.1%, to $72.0 million for the fiscal first quarter of 2015, compared to $66.0 million for the same period last year. As a percentage of net sales, gross profit was 21.9% compared to 22.5% for the prior year period. The slight decrease in overall gross margin percentage was largely attributed to lower pipe gross margins due to higher raw material and freight costs, and lower international margins, partially offset by stronger margins in Allied Products.

Selling, general and administrative (“SG&A”) expenses for the fiscal first quarter of 2015 increased $4.4 million, or 12.6%, to $39.8 million from $35.4 million for the fiscal first quarter of 2014. As a percentage of net sales, SG&A expenses totaled 12.1% in the first quarter of fiscal 2015, flat compared to the prior year. The increase in SG&A expenses was driven primarily by higher variable selling expenses tied to sales volume, an increase in non-cash stock based compensation, as well as higher professional fees and other corporate expenses related to being a public company.

The Company reported Adjusted EBITDA of $49.2 million in the fiscal first quarter of 2015 compared to Adjusted EBITDA of $49.5 million in the fiscal first quarter of 2014. Results for the fiscal first quarter of 2014 included a $4.8 million one-time gain related to the sale of a non-core product line. Excluding this one-time gain, Adjusted EBITDA increased 10.1% or $4.5 million as compared to the prior year period.

Net income attributable to ADS for the fiscal first quarter of 2015 was $14.2 million, 12.6% lower compared to net income attributable to ADS of $16.3 million for the fiscal first quarter of 2014. Earnings per basic and diluted share for the fiscal first quarter of 2015 was $(0.09) based on weighted average common shares of 47.5 million shares. The loss per share for the fiscal first quarter 2015 is primarily related to a non-cash charge of $18.4 million for the increase in the fair value of the Company’s redeemable convertible preferred stock held in the Company’s ESOP, which is presented in Mezzanine Equity. This charge does not affect net income recorded in the financial statements, but is included in the determination of basic and diluted earnings per share. Excluding this fair value charge and other miscellaneous adjustments to income available to common shareholders, adjusted earnings per fully converted share for the fiscal first quarter of 2015 was $0.25. A reconciliation of earnings per share (GAAP) to net income per fully converted share (Non-GAAP) is presented below:

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

	Quarter	Quarter
	Ended	Ended
Amounts in (000) Except Per Share Data	6/30/2013	6/30/2014
Net Income (loss) available to common shareholders	$12,906	$(4,169)

Add: Adjustments to net income available to common shareholders	3,390	18,410

Adjusted net income attributable to ADS - (Non-GAAP)	16,296	14,241

Add: Fair value of ESOP Compensation related to Convertible Preferred Stock	2,520	2,687

Adjusted net income - (Non-GAAP)	$18,816	$16,928

Weighted Average Common Shares Oustanding:	47,190	47,536
Add: Unvested restricted stock shares	319	249
Convertible Preferred Stock shares	20,418	20,099

Total Weighted Average Common Shares Outstanding - Fully Converted	67,927	67,884

Adjusted net income per share - Fully Converted - Basic (Non-GAAP)	$0.28	$0.25

A reconciliation of GAAP to non-GAAP financial measures for Adjusted EBITDA and Adjusted earnings per fully converted share have been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

During the fiscal first quarter of 2015, the Company recorded net cash used by operating activities of $21.3 million compared to $30.0 million in the same period last year, with its traditional seasonal working capital build in the period. Compared to the prior year quarter, the lower use of net cash was realized primarily by an increase in accounts payable and accrued expenses offsetting higher accounts receivable from revenue growth.

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Fiscal Year 2015 Outlook

Based on current market conditions, backlog of existing orders and business trends, the Company expects net sales for fiscal year 2015 to be in the range of $1.21 to $1.26 billion, and Adjusted EBITDA in the range of $165 to $175 million. Capital expenditures are expected to be approximately $35 million.

Mark Sturgeon, Executive Vice President and Chief Financial Officer of ADS noted, “As our guidance indicates, we believe our plans will produce sustainable, above-market net sales and Adjusted EBITDA growth. In addition, our strong balance sheet and ability to generate significant operating cash flows allows us to strategically deploy our capital to support growth and shareholder value. Our priorities for capital deployment in the future remain focused on investments and capital expenditures in our business to enhance organic growth, targeted acquisition opportunities that extend our product leadership and complement our existing package, and enhancements to shareholder returns including restarting our dividend program.”

Common Shares Outstanding

As of June 30, 2014, the Company had 67, 883, 736 fully converted weighted average shares of common stock outstanding. The following table illustrates the breakdown of the weighted average shares of common stock outstanding:

Weighted Average Shares Outstanding
Common Stock	47,535,532
Unvested Restricted Stock	249,108
Convertible Preferred Stock	20,099,096

Total Shares Outstanding	67,883,736

As of July 30, 2014 (Post-IPO), the Company had 73,201,560 fully converted shares of common stock outstanding. The following table illustrates the breakdown of the period ending shares of common stock outstanding:

Period Ending Shares Outstanding – Post IPO
Common Stock	52,876,151
Unvested Restricted Stock	226,313
Convertible Preferred Stock	20,099,096

Total Shares Outstanding	73,201,560

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Webcast Information

The Company will host an investor conference call and webcast on Wednesday, September 3rd, 2014 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-877-317-6789 (US toll-free) or 1-412-317-6789 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 58 manufacturing plants and 29 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). ADS management uses non-US GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2013	2014
Net sales	$293,102	$328,297
Cost of goods sold	227,099	256,264

Gross profit	66,003	72,033
Operating expenses:
Selling	17,677	19,246
General and administrative	17,659	20,532
Gain on sale of business	(4,848)	—
Intangible amortization	2,861	2,641

Income from operations	32,654	29,614
Other expense:
Interest expense	4,101	4,615
Other miscellaneous expense, net	529	14

Income before income taxes	28,024	24,985
Income tax expense	11,066	9,695
Equity in net loss of unconsolidated affiliates	248	621

Net income	16,710	14,669
Less net income attributable to non-controlling interest	414	428

Net income attributable to ADS	16,296	14,241

Change in fair value of Redeemable Convertible Preferred Stock	(1,578)	(18,373)
Dividends to Redeemable Convertible Preferred Stockholders	(216)	(37)
Dividends paid to unvested restricted stockholders	(8)	—

Net income (loss) available to common stockholders and participating securities	14,494	(4,169)
Undistributed income allocated to participating securities	(1,588)	—

Net income (loss) available to common stockholders	$12,906	$(4,169)

Weighted average common shares outstanding:
Basic	47,190	47,536
Diluted	47,689	47,536
Net income (loss) per share:
Basic	$0.27	$(0.09)
Diluted	$0.27	$(0.09)
Cash dividends declared per share	$—	$—

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
(Amounts in thousands, except par value)	March 31, 2014	June 30, 2014
ASSETS
Current assets:
Cash	$3,931	$4,720
Receivables (less allowance for doubtful accounts of $3,977 and $4,138, respectively)	150,713	218,037
Inventories	260,300	260,971
Deferred income taxes and other current assets	13,555	17,000

Total current assets	428,499	500,728
Property, plant and equipment, net	292,082	290,761
Other assets:
Goodwill	86,297	86,299
Intangible assets, net	66,184	63,264
Other assets	64,533	71,277

Total assets	$937,595	$1,012,329

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$11,153	$11,667
Accounts payable	108,111	123,189
Other accrued liabilities	37,956	36,134
Accrued income taxes	7,372	11,244

Total current liabilities	164,592	182,234
Long-term debt obligation	442,895	481,215
Deferred tax liabilities	69,169	67,913
Other liabilities	15,324	16,112

Total liabilities	691,980	747,474

Mezzanine equity:
Redeemable Common Stock; $0.01 par value: 38,320 and 38,320 issued and outstanding, respectively	549,119	659,431
Redeemable Convertible Preferred Stock; $0.01 par value: 47,070 authorized; 44,170 issued and 26,129 and 26,129 outstanding, respectively	291,720	348,898
Deferred compensation – unearned ESOP shares	(197,888)	(233,106)

Total mezzanine equity	642,951	775,223

Stockholders’ equity:
Common stock; $0.01 par value: 148,271 authorized: 109,951 issued: 9,141 and 9,263 outstanding respectively	11,957	11,957
Paid-in capital	22,547	—
Common stock in treasury, at cost	(448,439)	(447,992)
Accumulated other comprehensive loss	(5,977)	(5,672)
Retained earnings	—	(91,219)

Total ADS stockholders’ equity	(419,912)	(532,926)
Non-controlling interest in subsidiaries	22,576	22,558

Total stockholders’ equity	(397,336)	(510,368)

Total liabilities, mezzanine equity and stockholders’ equity	$937,595	$1,012,329

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
(Amounts in thousands)	2013	2014
Cash Flows from Operating Activities	$(29,990)	$(21,258)

Cash Flows from Investing Activities
Capital expenditures	(13,142)	(7,450)
Proceeds from sale of assets/business	5,877	—
Investment in unconsolidated affiliate	(550)	(7,566)
Additions of capitalized software	(918)	(1,320)
Other investing activities	(286)	(310)

Net cash used in investing activities	(9,019)	(16,646)

Cash Flows from Financing Activities
Cash dividends paid	(1,538)	—
Debt issuance costs	(2,311)	—
Proceeds from term loan	22,500	—
Payments on term loan	—	(1,250)
Payments of notes, mortgages, and other debt	(307)	(317)
Proceeds from Revolving Credit Facility	136,700	91,000
Payments on Revolving Credit Facility	(113,000)	(50,600)
Other financing activities	(1,360)	(40)

Net cash provided by financing activities	40,684	38,793

Effect of exchange rate changes on cash and cash equivalents	—	(100)

Net change in cash and equivalents	1,675	789
Cash and equivalents at beginning of period	1,361	3,931

Cash and equivalents at end of period	$3,036	$4,720

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

SEGMENT REPORTING

(unaudited)

The following table sets forth reportable segment information with respect to the amount of net sales contributed by each class of similar products of our consolidated gross profit in the three months ended June 30, 2013 and 2014:

	Three Months Ended June 30,
(Amounts in thousands)	2013	2014
Domestic
Pipe	189,142	217,307
Allied Products	66,447	74,175

Total Domestic	$255,589	$291,482

International
Pipe	29,588	29,937
Allied Products	7,925	6,878

Total International	$37,513	$36,815

Total net sales	$293,102	$328,297

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

The following sets forth certain additional financial information attributable to our reportable segments for the three months ended June 30, 2013, and 2014, respectively:

	Three months ended June 30,
(Amounts in thousands)	2013	2014
Net sales
Domestic	255,589	291,482
International	37,513	36,815

Total	$293,102	$328,297

Gross profit
Domestic	57,552	64,790
International	8,451	7,243

Total	$66,003	$72,033

Segment Adjusted EBITDA
Domestic	45,078	45,769
International	4,464	3,436

Total	$49,542	$49,205

Interest expense, net
Domestic	4,089	4,613
International	12	2

Total	$4,101	$4,615

Capital expenditures
Domestic	10,938	6,937
International	2,204	513

Total	$13,142	$7,450

Depreciation and amortization
Domestic	12,868	12,466
International	1,233	1,237

Total	$14,101	$13,703

Equity in net income (loss) of unconsolidated affiliates
Domestic	—	153
International	(248)	(774)

Total	$(248)	$(621)

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Reconciliation of Non-GAAP Measures

We present EBITDA and Adjusted EBITDA because they are key metrics used by management and our board of directors to assess our financial performance, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures.

EBITDA is calculated as net income attributable to ADS before interest, income taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before stock-based compensation expense, non-cash charges and certain other expenses.

EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity. They should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. EBITDA and Adjusted EBITDA contain certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as stock based compensation expense, derivative fair value adjustments, and foreign currency transaction losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to Net Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

	Three Months Ended June 30,
(Amounts in thousands)	2013	2014
Net income attributable to ADS	$16,296	$14,241
Depreciation and amortization (a)	14,444	14,329
Interest expense, net	4,101	4,615
Income tax expense	11,066	9,695

EBITDA	45,907	42,880
Derivative fair value adjustments	(81)	96
Foreign currency transaction losses	94	130
Unconsolidated affiliates interest and tax	130	177

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

Management fee to minority interest holder JV	194	235
Share-based compensation	660	2,285
ESOP deferred compensation	2,520	2,687
Transaction costs (b)	118	715

Adjusted EBITDA	$49,542	$49,205

(a)	Includes our proportionate share of depreciation and amortization expense of $343 and $626 related to our Tigre ADS joint venture, BaySaver joint venture and Tigre ADS-USA joint venture, which is included in Net income of unconsolidated affiliates in our Condensed Consolidated Statements of Income for the three months ended June 30, 2013 and 2014, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO.

The following table presents a reconciliation of Segment EBITDA and Segment Adjusted EBITDA to Net Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

	Three Months Ended June 30,
(Amounts in thousands)	2013		2014
	Domestic	International	Domestic	International
Reconciliation of Segment EBITDA and Segment Adjusted EBITDA:
Net income attributable to ADS	$14,457	$1,839	$13,442	$799
Depreciation and amortization (a)	12,869	1,575	12,674	1,655
Interest expense, net	4,089	12	4,613	2
Income tax expense	10,446	620	9,216	479

Segment EBITDA	41,861	4,046	39,945	2,935
Derivative fair value adjustments	(81)	—	96	—
Foreign currency transaction losses	—	94	—	130
Unconsolidated affiliates interest and tax	—	130	41	136
Management fee to minority interest holder JV	—	194	—	235
Share-based compensation	660	—	2,285	—
ESOP deferred compensation	2,520	—	2,687	—
Transaction costs (b)	118	—	715	—

Segment Adjusted EBITDA	$45,078	$4,464	$45,769	$3,436

(a)	Includes our proportionate share of depreciation and amortization expense of $343 and $626 related to our Tigre ADS joint venture, BaySaver joint venture and Tigre ADS-USA joint venture, which is included in Net income of unconsolidated affiliates in our Condensed Consolidated Statements of Income for the three months ended June 30, 2013 and 2014, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO.

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC., 4640 TRUEMAN BLVD., HILLIARD, OH 43026 PHONE: 800/733-7473

E-mail: info@ads-pipe.com    Web site: www. ads-pipe.com